EXHBIT 10.67

July --, 2001

Bridge Plaza Partnership
P.O. Box 566
Sanibel Island, FL 33957

Re:    Unit #1A
       12901 McGregor Boulevard
       Bridge Plaza
       Fort Myers, FL ("Premises")

Dear Gentlemen:

Furst Teleservices, f/k/a Furst Group, is hereby exercising the option to renew the lease for the premises upon the following terms:

     1.  Term:  February  1,  2002  through  January  31,  2005.

     2.  Rent:  Year 1 - $8,565 per month plus 4% increase each year thereafter.

     3. CAM: Year 1 - $1,657.35 per month plus 4% increase each year thereafter.

                                             FURST  TELESERVICES


                                             /s/  Thomas  Bills
                                             ------------------
                                             By:  Tom  Bills,  Vice-President